Exhibit 23.1



INDEPENDENT ACCOUNTANTS' CONSENT

We consent to use in this registration Statement of Science Dynamics Corporation on Form SB-2 of our report dated April 3, 2002 on the consolidated financial statements of Science Dynamics Corporation and its subsidiary appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading " Experts" in such Prospectus.


PETER C. COSMAS CO., CPA'S

    /s/Peter C. Cosmas Co., CPA's
    New York, New York
    December 23, 2002